                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              DUPLEX PRODUCTS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              DUPLEX PRODUCTS INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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

                              DUPLEX PRODUCTS INC.
                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 2, 1995

To the Shareholders:

     Notice is hereby given that the 1995 Annual Meeting of Shareholders of DUPLEX PRODUCTS INC. will be held in the Assembly Room on the sixth floor of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, March 2, 1995 at 10:00 a.m., CST, for the following purposes:

     (1) To elect two Class I directors;

     (2) To ratify the Board of Directors' selection of the Company's independent auditors for fiscal year 1995; and

     (3) To transact such other business as may properly come before the meeting and any adjournment.

     Shareholders of record at the close of business on January 6, 1995 are entitled to notice of and to vote at the meeting and any adjournment.

     You are urged to attend and participate in the meeting, no matter how many shares you own. Meeting procedures allow every shareholder an opportunity to comment and ask questions, while at the same time facilitating completion of the business of the meeting in an orderly and timely fashion.

     It is important that your shares be voted. Whether or not you expect to attend the meeting, you are urged to complete, sign, and date the accompanying proxy card and to return it promptly to the Company in the enclosed envelope. If your shares are registered in different names or at different addresses, you will receive more than one proxy card. You should return each proxy card so that all of your shares are voted.

                                          ANDREW A. CAMPBELL
                                          Secretary

January 25, 1995

                              DUPLEX PRODUCTS INC.

                               1947 BETHANY ROAD
                               SYCAMORE, IL 60178

                                PROXY STATEMENT
                                      FOR
                      1995 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 2, 1995

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of DUPLEX PRODUCTS INC. (hereinafter the "Company") for use at the 1995 Annual Meeting of Shareholders (hereinafter the "Annual Meeting") to be held on March 2, 1995, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of 1995 Annual Meeting of Shareholders attached hereto.

     Please complete, sign, and return the enclosed proxy. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or to the extent that directions are not noted thereon, it will be voted (i) for the nominees for Class I directors named therein and (ii) in favor of the ratification of the selection of Grant Thornton LLP as independent auditors for fiscal year 1995. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering written notice to the Secretary of the Company at the Company's address listed above, by giving a later dated proxy, or by personally appearing at the Annual Meeting and requesting revocation.

     At the close of business on January 6, 1995, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 7,543,278 shares of the Company's common stock outstanding. Each share is entitled to one vote. The holders of a majority of the issued and outstanding shares must be present or represented by proxy in order for the Annual Meeting to be held. Directors are elected by a plurality of votes cast. The selection of Grant Thornton LLP requires a majority of the votes cast.

     The Company will use Morrow & Co., Inc. to solicit proxies. Following the mailing of the proxy statement, directors, officers, and employees of the Company may solicit proxies in person or by telephone, telegraph, or special letter, but such persons shall not be specially compensated for such solicitation. Expenses related to the solicitation of proxies, including a $3,000 fee payable to Morrow & Co., Inc., will be borne by the Company. Arrangements are being made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners, and related expenses will be reimbursed by the Company.

     This proxy statement was first sent or delivered to shareholders on or about January 25, 1995.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of January 6, 1995, the names and addresses of persons known to the Company to be beneficial owners of more than five percent of the Company's common stock.

                                                                  COMMON STOCK OWNERSHIP
                                                         ----------------------------------------
                                                          NUMBER OF SHARES         PERCENT OF
                       NAME AND ADDRESS                  BENEFICIALLY OWNED    OUTSTANDING SHARES
        ----------------------------------------------   ------------------    ------------------
        Brinson Partners..............................         747,800                9.91%
        Three First National Plaza
        Chicago, IL 60602

        Tweedy, Browne Company L.P....................         637,796                8.46%
        TBK Partners, L.P.
        Vanderbilt Partners, L.P.
        52 Vanderbilt Avenue
        New York, NY 10017

        David L. Babson & Co., Inc. ..................         581,200                7.70%
        1 Memorial Drive
        Cambridge, MA 02142

        Mitchell Hutchins Institutional Investors,             576,700                7.65%
          Inc. .......................................
        1285 Avenue of the Americas
        New York, NY 10019

        College Retirement Equities Fund..............         453,500                6.01%
        730 Third Avenue
        New York, NY 10017

     The following table lists, as of January 6, 1995, the Company's common stock owned by each director, each of the three most highly compensated executive officers, and all directors and executive officers as a group.

                                                                   COMMON STOCK OWNERSHIP
                                                   -------------------------------------------------------
                                                               NUMBER OF SHARES
                                                   ----------------------------------------
                                                                    OBTAINABLE                 PERCENT OF
                                                   DIRECTLY       THROUGH STOCK                OUTSTANDING
                   NAME/GROUP                       OWNED        OPTION EXERCISE     TOTAL       SHARES
- ------------------------------------------------   --------      ----------------    ------    -----------
John A. Bacon, Jr...............................      1,500(1)            --          1,500        0.02%
Michael J. Birck................................         --               --             --          --
David J. Eskra..................................     11,000               --         11,000        0.15%
George S. Hoban.................................      2,000               --          2,000        0.03%
Ben L. McSwiney.................................         --           15,000         15,000        0.20%
Andrew N. Peterson..............................         --               --             --          --
W. Robert Reum..................................         --               --             --          --
All Directors and Executive Officers as a
  group.........................................     14,500           15,000         29,500        0.39%

- -------------------------
(1) Excludes 600 shares owned by family members for which beneficial ownership is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three Classes with the term of office of one Class expiring each year. Each Class is elected for a three year term. The term of Class I directors expires at the 1995 Annual Meeting. The Board of Directors' nominees for Class I directors are Ben L. McSwiney and W. Robert Reum. Mr. McSwiney was elected as a Class I director at the 1994 annual meeting for a one year term expiring at the 1995 Annual Meeting. Mr. Reum was appointed by the Board of Directors on September 14, 1994 (to fill the vacancy created by the resignation of John C. Colman) as a Class I director for a term expiring at the 1995 Annual Meeting. George S. Hoban, who was elected as a Class I director at the 1992 annual meeting for a three year term expiring at the 1995 Annual Meeting, has decided not to stand for re-election because of his age. Mr. Hoban is 80 years of age and has served the Company as a director since 1969.

     As set forth on the proxy card, a shareholder may vote (1) for the nominees or (2) against the nominees (by withholding authority). Unless otherwise directed on the proxy card, the shares represented by the enclosed proxy will be voted for the nominees of the Board of Directors.

     If, at the time of the 1995 Annual Meeting, a nominee is unable to or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The Board of Directors has no reason to believe that any substitute nominee will be required. Shareholders who wish to make additional nominations may do so at the Annual Meeting.

     The Board of Directors recommends that you vote in favor of its nominees.

NOMINEES AND DIRECTORS

     The following table sets forth information on the business affiliations of
(1) the nominees for election as directors at the 1995 Annual Meeting (Class I) and (2) the incumbent directors whose terms will expire at either the 1996 annual meeting (Class II) or the 1997 annual meeting (Class III).

                                         PRINCIPAL OCCUPATIONS,                                BOARD
                                         COMPANY POSITIONS, AND                DIRECTOR      COMMITTEE
       NAME AND AGE                        OTHER DIRECTORSHIPS                  SINCE       MEMBERSHIP
- ---------------------------  -----------------------------------------------   --------    -------------
Ben L. McSwiney (44).......  President and Chief Executive Officer of the        1993      --
  (Class I)                  Company; 1993, Chief Operating Officer of the
                             Company; 1991-1993, President and Chief
                             Executive Officer of WhiteStar Graphics, a
                             holding company with operations in business
                             forms, photocomposition, and color separation;
                             1989-1991, Vice President and General Manager
                             of Williamhouse Regency, a paper converting and
                             printing company.

W. Robert Reum (52)........  Chairman of the Board, President, and Chief         1994      --
  (Class I)                  Executive Officer of The Interlake Corporation;
                             1989-1991, President and Chief Operating
                             Officer of The Interlake Corporation, a
                             multinational manufacturer of special
                             materials, aerospace components, and handling
                             and packaging equipment and materials;
                             Director, Amsted Industries.

David J. Eskra (53)........  Private Investor; 1994, Chairman of the Board       1990      Compensation
  (Class II)                 of the Company; 1993-1994, Chairman of the
                             Board and Chief Executive Officer of the
                             Company; 1992, Private Investor; 1989-1991,
                             Chairman of the Board, President, and Chief
                             Executive Officer of Pansophic Systems
                             Incorporated, a computer software company.

John A. Bacon, Jr. (67)....  Private Investor; Trustee of Stein Roe Variable     1969      Compensation,
  (Class II)                 Investment Trust; Trustee of Keystone Variable                Audit, and
                             Investment Trust.                                             Finance

Michael J. Birck (56)......  President, Chief Executive Officer, and             1990      Audit
  (Class III)                Director of Tellabs, Inc., a manufacturer of
                             telecommunications products; Director, USF&G
                             Corporation.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors had ten meetings during fiscal year 1994. Each director attended at least nine of these meetings. The Company has standing Audit, Compensation, and Finance Committees of the Board of Directors which perform the functions described below.

     The Audit Committee consists of Messrs. Bacon, Birck, and Hoban. This Committee reviews the Company's financial reporting procedures and the effectiveness of its system of internal controls. It meets with appropriate Company financial personnel, including the Director of Internal Audit, and the independent auditors in connection with these reviews. The Audit Committee recommends to the Board of Directors, subject to ratification by the shareholders at the Annual Meeting, the appointment of independent auditors. The Audit Committee also reviews and evaluates the Company's insurance and risk management programs. The Audit Committee met three times during fiscal year 1994. All Committee members attended each of these meetings.

     The Compensation Committee consists of Messrs. Bacon, Eskra, and Hoban. The Compensation Committee is responsible for making recommendations to the Board of Directors relating to the compensation of the Chairman and the President and with reviewing management decisions regarding compensation of other officers and key personnel, as more fully outlined in the report of the Compensation Committee on page 6. The Compensation Committee met three times during fiscal year 1994. All Committee members attended each of these meetings.

     The Finance Committee consisted of Messrs. Bacon and Colman. The Finance Committee reviews and evaluates the Company's Employees' Savings and Profit Sharing Plan and its investment managers, the investment of the Company's cash, and changes in the Company's capital structure. The Finance committee met twice during fiscal year 1994, and both Committee members attended both meetings.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive fees of $1,500 per month and $500 for each Board committee meeting attended. Fees are payable in cash or can be deferred. Additional compensation may be paid for services provided by directors on special projects. Directors' fees totaled $98,000 for fiscal year 1994. Non-employee directors are also paid travel expenses incurred in connection with attending Board meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the three most highly compensated executive officers of the Company.

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                   ANNUAL COMPENSATION      -------------
        NAME AND                          FISCAL   --------------------       NUMBER OF        ALL OTHER
 PRINCIPAL POSITION(1)                    YEAR      SALARY        BONUS     STOCK OPTIONS     COMPENSATION
- ------------------------                  ----     --------       -----     -------------     ------------
David J. Eskra..........................  1994     $297,250(2)    None            None              None
Chairman of the Board                     1993      283,055(2)    None            None              None
                                          1992           --(2)      --              --                --

Benjamin L. McSwiney....................  1994      224,500(3)    None            None          $  1,642(4)
President and Chief                       1993       23,590(3)    None          75,000               126(4)
Executive Officer                         1992           --(3)      --              --                --

Andrew N. Peterson......................  1994      130,921(5)    None            None            13,029(6)
Vice President, Finance,                  1993      111,500       None            None               885(4)
Chief Financial Officer, and Secretary    1992       95,917       None            None               723(4)

- -------------------------
(1) This table includes all executive officers who served during fiscal year 1994. Mr. Eskra served as Chairman of the Board until May 2, 1994. Mr. Peterson left the Company on September 30, 1994.

(2) Mr. Eskra commenced his employment with the Company on March 4, 1993. Accordingly, no amount is shown for fiscal year 1992, and the amount shown for fiscal year 1993 reflects compensation earned for the part of the year during which he was employed. Mr. Eskra's fiscal year 1994 compensation is discussed in detail in the report of the Compensation Committee.

(3) Mr. McSwiney commenced his employment with the Company on September 20, 1993. Consequently, no compensation is shown for fiscal year 1992. The amount shown for fiscal year 1993 reflects compensation earned for the part of the year during which he was employed at an annual salary of $200,000. Mr. McSwiney's compensation is discussed in the report of the Compensation Committee.

(4) This amount represents life insurance premiums.

(5) Inasmuch as Mr. Peterson left the Company on September 30, 1994, the amount shown represents compensation earned for the part of fiscal year 1994 during which he was employed.

(6) This figure includes (a) amounts ($12,242) paid under Mr. Peterson's severance agreement, which is discussed in detail under Employment and Termination Arrangements on page 6 and (b) life insurance premiums ($787).

STOCK OPTIONS

     The following table provides information with respect to outstanding stock options held by the named executive officers as of the end of fiscal year 1994. At that date, the exercise price of all of these options was higher than the closing price of the Company's common stock, and thus none of the options were "in-the-money."

                                                                        OUTSTANDING STOCK OPTIONS AT
                                                                            FISCAL YEAR-END 1994
                                                                       ------------------------------
                                NAME                                   EXERCISABLE    NOT EXERCISABLE
- --------------------------------------------------------------------   -----------    ---------------
David J. Eskra......................................................        None             None
Ben L. McSwiney.....................................................      15,000           60,000
Andrew N. Peterson..................................................        None             None

     During fiscal year 1994, stock options were not granted to or exercised by any of the named executive officers.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     During fiscal year 1994, Mr. Eskra served as Chairman of the Board and Chief Executive Officer until December 16, 1993 and from that date until May 2, 1994 as Chairman of the Board. Mr. Eskra's employment agreement provided for compensation of $2,000 and a car allowance of $100 for each day worked. In accordance with Company policy, Mr. Eskra did not receive any compensation as a director during the term of his employment.

     Mr. McSwiney has no employment agreement with the Company.

     Mr. Peterson's departure from the Company on September 30, 1994 was governed by a termination agreement. This agreement provided for Mr. Peterson to receive an amount equal to one year's salary ($146,900) in twenty-four semi-monthly installments ending on September 30, 1995. The agreement also called for the Company to purchase from Mr. Peterson (1) 10,001 shares of common stock previously issued under the Company's Restricted Stock Purchase Plan at a price of $15.24 per share and (2) 5,099 shares of restricted stock granted under the Plan at a per-share price of $1.22 for 2,475 shares and $1.49 for 2,624 shares. Purchase prices for these shares were established in restricted stock agreements between Mr. Peterson and the Company at the time the agreements were entered into. Upon his separation from the Company, Mr. Peterson entered into a Covenant Not To Compete and Confidential Information Agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     OBJECTIVES. The Company's executive compensation program is intended to attract, retain, motivate, and reward highly qualified executive officers to achieve the Company's business objectives.

     COMPONENTS OF COMPENSATION. The major components of the Company's executive compensation program consist of the following: base salary payments, incentive bonuses, and stock options. The program also includes participation by executive officers in various indirect compensation plans and arrangements. These plans and arrangements include an employee savings and profit sharing plan and medical and dental care plans. Indirect compensation of executive officers through these plans and arrangements is considered by the Compensation Committee to be part of the executive officers' total compensation.

     COMPENSATION COMMITTEE RESPONSIBILITY. The Compensation Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under the Company's executive compensation program, the Compensation Committee, with assistance from Company management, reviews, and, when appropriate, approves and recommends to the Board of Directors changes in the components of the executive compensation program based on their relationship to corporate performance and the competitive market for attracting and retaining executive personnel. In administering the program, the Compensation Committee also reviews the performance of the Company's executive officers and their contributions to the Company's results to determine their compensation levels under the various components of the program.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO CORPORATE PERFORMANCE

     BASE SALARY. Executive officers' salaries are determined in accordance with the Company's base Salary Plan. This Plan provides guidelines for base salary determinations reflecting the nature of employees' positions and responsibilities as well as external market conditions, which include consideration of prevailing salary levels for similar positions in other comparable sized companies within the business forms industry. The Plan is performance oriented, linking individual executive officers' base salaries to overall Company performance goals and specific individual performance criteria. In reviewing recommended base salary adjustments, the Compensation Committee considers Salary Plan guidelines as well as objective and subjective performance factors of a financial and non-financial nature, as deemed appropriate. These factors include comparison of the Company's performance for the preceding year with both internal expectations and results achieved by a peer group of comparably sized companies.

     BONUS PLAN. The Company's Bonus Plan was established to provide incentive opportunities to executive officers and other key employees designated by the Committee. Bonus opportunities are based on the Company achieving explicit earnings goals. For fiscal year 1994, the Plan provided for specified cash bonuses to be paid to designated participants if the Company recorded earnings before interest and taxes (EBIT) of $3.5 million. The 1994 Plan also provided that higher bonus payments would be made if EBIT of $4.5 million were recorded, while no bonuses would be paid if EBIT were less than $3.5 million. Bonus amounts established for participants were based on individuals' annual base salaries. Potential awards ranged from $13,000 to $80,000. For fiscal year 1994, neither Mr. McSwiney nor Mr. Peterson earned bonuses, and Mr. Eskra did not participate in the Plan.

     STOCK OPTIONS. The 1993 Incentive Stock Option Plan, which was approved by shareholders at the 1994 Annual Meeting, provides for the issuance of shares of the Company's common stock upon the exercise of stock options granted to a broad range of management level employees at prices not less than the market value of the stock as of the grant date. Unless otherwise specified by the Compensation Committee at the time of grant, all or any portion of the stock options may be exercised at any time during the period commencing one year from the date of grant and ending ten years from the date of grant. The Compensation Committee determines the participants to whom options are granted and the number of shares for which options are exercisable. This Plan is designed to provide additional incentives to those employees who are important to the success and growth of the Company's business. In fiscal year 1994, stock options were not granted to Mr. McSwiney or Mr. Peterson, and Mr. Eskra did not participate in the Plan.

     EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN. The Company's contributions to its Employees' Savings and Profit Sharing Plan are at the discretion of the Board of Directors. Under this Plan, annual Company contributions cannot exceed 15% of earnings before such contributions and federal income taxes. In addition, Internal Revenue Code provisions require that annual contributions by the Company cannot exceed 15% of employees' annual compensation otherwise paid or accrued. Company contributions were not made to the Plan for fiscal year 1994.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS

     Mr. Eskra's compensation for fiscal year 1994 was (1) for services rendered as Chairman of the Board and Chief Executive Officer and (2) pursuant to the terms of his eighteen-month employment agreement which provided for minimum total compensation.

     Mr. McSwiney's salary, bonus, and stock option grants follow the policies set forth above. In reviewing the base salary of Mr. McSwiney for fiscal year 1994, the Compensation Committee considered the CEO compensation of competitors in the business forms industry, the size of and relative performance of the Company compared with its competitors, fiscal year 1994 objectives for Mr. McSwiney, and the relative success in increasing shareholder value. Mr. McSwiney's base salary was maintained at the low end of the range of competitors' CEO salaries given the above criteria. If performance objectives had been met, the incentive bonus would have been a significant component of total compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Eskra did not participate in Compensation Committee decisions regarding his compensation as an executive officer.

Submitted by the Compensation Committee of the Board of Directors.

John A. Bacon, Jr., Chairman
David J. Eskra
George S. Hoban

                     FIVE-YEAR PERFORMANCE GRAPH: 1989-1994

     A comparison of five-year cumulative total return among Duplex Common Stock, the American Stock Exchange index, and a peer group index is shown in the following graph.

     The annual changes depicted in the graph for the 1989-1994 period are based on the assumption that $100 had been invested in Duplex common stock and each index on October 27, 1989, and that all quarterly dividends were reinvested.

      Measurement Period         Duplex Prod-     Peer Group
    (Fiscal Year Covered)          ucts Inc.       Index (a)      AMEX Index
1989                                       100             100             100
1990                                        48              73              93
1991                                        57              98             106
1992                                        55              92             105
1993                                        58             122             130
1994                                        51             129             128

(a) Composed of the following companies: American Business Products, Inc., Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company, The Standard Register Company, and Wallace Computer Services, Inc.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The independent auditors selected by the Board of Directors and being recommended to the shareholders for retention during fiscal year 1995 is the firm of Grant Thornton LLP. Representatives of this firm are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

     The Board of Directors recommends a vote in favor of such ratification.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS FOR 1996

     Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in next year's Proxy Statement must be received by the Company no later than October 28, 1995.

REPORTING OF SECURITIES TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of the Company's stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of such filings provided to the Company, the Company is not aware of any failure during fiscal year 1994 by its executive officers or directors or 10% shareholders to comply with the reporting requirements of Section 16(a).

OTHER BUSINESS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described herein. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies to vote on behalf of the shareholders they represent in accordance with their best judgment upon such matters.

                                          ANDREW A. CAMPBELL
                                          Secretary

January 25, 1995

                              DUPLEX PRODUCTS INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned hereby appoints David J. Eskra and Ben L. McSwiney proxies of the undersigned, with several powers of substitution, to vote all shares votable by the undersigned at the 1995 Annual Meeting of the shareholders of DUPLEX PRODUCTS INC. to be held in the Assembly Room on the sixth floor of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on March 2, 1995 at 10:00 a.m., CST, or any adjournment(s) thereof, on the matters proposed by management described below and on such other business as may properly come before the meeting. The proxies are instructed to vote as follows:
        When this proxy is properly executed and returned, shares represented by this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


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


                                                         VOTE
1. The election as directors of all nominees   FOR     WITHHELD  2. RATIFICATION OF THE SELECTION OF GRANT      FOR  AGAINST ABSTAIN
   listed (except as marked to the contrary                         THORNTON L.L.P. as the Company's
   below)                                       / /       / /       independent auditors for fiscal year 1995.  / /    / /     / /
   Ben L. McSwiney and W. Robert Reum

   INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR                       Both proxies, or either proxy if only one is present, shall have
   ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S                  and may exercise all the powers granted herein.
   NAME ON THE LINE PROVIDED BELOW.
                                                                 Please sign exactly as your name appears below. When shares are
   -------------------------------------------                   held by joint tenants, both parties should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please provide full title. Authorized officers should sign for
                                                                 corporations and provide full corporate names. Similarly,
                                                                 authorized persons should sign for partnerships and provide full partnership names.

                                                                 Dated:                                                      , 1995
                                                                         ---------------------------------------------------

                                                                 ------------------------------------------------------------------
                                                                                               Signature

                                                                 ------------------------------------------------------------------
                                                                                      Signature (if held jointly)

                                                                 Please complete, sign, date, and return the Proxy Card promptly using the enclosed envelope.



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